UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 24, 2012

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 1000	77007
Houston, Texas	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Kirby held its Annual Meeting of Stockholders on April 24, 2012, at which the stockholders voted on the following matters:

1.         Bob G. Gower, Monte J. Miller and Joseph H. Pyne were elected Class II directors of Kirby to serve until the 2015 Annual Meeting of Stockholders by the following vote:

	For	Against	Abstain	Broker Non-Votes
Bob G. Gower	47,005,356	2,258,238	8,888	2,104,855
Monte J. Miller	47,341,650	1,921,169	9,663	2,104,855
Joseph H. Pyne	47,775,320	1,488,232	8,930	2,104,855

2.         Amendments to Kirby’s 2005 Stock and Incentive Plan were approved by the following vote:

For	41,169,666
Against	6,239,475
Abstain	1,863,341
Broker non-votes	2,104,855

3.         Amendment to Kirby’s 2000 Nonemployee Director Stock Plan was approved by the following vote:

For	42,734,034
Against	4,832,354
Abstain	1,706,094
Broker non-votes	2,104,855

4.         The Audit Committee’s selection of KPMG as Kirby’s independent registered public accounting firm for 2012 was ratified by the following vote:

For	50,725,828
Against	637,408
Abstain	14,101

5.         Advisory vote on the approval of the compensation of Kirby’s named executive officers:

For	44,887,071
Against	2,259,132
Abstain	2,126,279
Broker non-votes	2,104,855

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

	By:	/s/ David W. Grzebinski
David W. Grzebinski
Executive Vice President
and Chief Financial Officer

Dated: April 26, 2012